SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
-------------------------

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 3, 2006
(Date of earliest event reported)

Smart Video Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-26809	91-1962104
(State of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

3505 Koger Boulevard
Suite 400
Duluth, GA 30096
(Address of principal executive offices)

(770) 279-3100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 3, 2006, the Compensation Committee of the Board of Directors approved the grant of non-qualified stock options in accordance with the previously disclosed director compensation policy. Glenn H. Singer received an option to purchase 95,000 shares of Common Stock for service on our Audit, Compensation and Nominating Committees and as the Chairman of the Board and Chair of our Audit Committee. Michael E. Criden received an option to purchase 60,000 shares of Common Stock for his service on the Compensation and Nominating Committees and as Chair of our Nominating Committee. Justin A. Stanley received an option to purchase 75,000 shares of Common Stock for service on our Audit, Compensation and Nominating Committees. John E. Abdo received an option to purchase a total of 260,000 shares of Common Stock, of which 85,000 shares were granted for service on the Company’s Audit, Compensation and Nominating Committees and as the Chair of our Compensation Committee. The balance of the 175,000 shares underlying the options were owed to Mr. Abdo for joining the Board, as he only received options to purchase 75,000 shares in August 2006. All of the options are exercisable for a term of ten years at a price of $1.31 per share, which was the closing price of the Common Stock on the date of grant. These options vest quarterly over the subsequent 12-month period. In the event that a director is unable to fulfill his entire term as a board member, such director will receive the options earned through the date of departure in accordance with the terms of the option agreements.

On October 3, 2006, the Compensation Committee also approved a grant of incentive stock options to purchase 150,000 shares of Common Stock to David R. Ross, the Company’s Interim Chief Executive Officer and President, and 25,000 shares of Common Stock to William J. Loughman, the Company’s Chief Financial Officer. These options were granted pursuant to the Executive Stock Option Incentive Plan for 2006. The options granted pursuant to the Executive Stock Option Incentive Plan for 2006 are reserved for issuances under the stockholder-approved 2005 Stock Incentive Plan. These options are exercisable for a term of ten years at a price of $1.31 per share, which was the closing price of the Common Stock on the date of grant. These options vest quarterly over the subsequent 24-month period. In the event that an officer is no longer employed by the Company, such officer will receive the options earned through the date of departure in accordance with the terms of the option agreements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTVIDEO TECHNOLOGIES, INC.

By: /s/ William J. Loughman
Name: William J. Loughman
Title: Chief Financial Officer

Date: October 10, 2006